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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-89047 and 333-33272) of our report dated February 21, 2001, except for Note 16, which is as of April 9, 2001, relating to the financial statements of PlanetRx.com, Inc., which appears in PlanetRx.com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/PricewaterhouseCoopers LLP

Nashville, Tennessee
April 16, 2001